SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2004

BALLISTIC VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29463 (Commission File Number)	51-0392750 (IRS Employer Identification No.)

100 Adelaide Street West #1302, Toronto, Ontario M5H 1S3 Canada

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (416) 366-2856

Not applicable

(Former name or former address, if changed since last report)

Item 7.

  Financial Statements and Exhibits

(a)

Financial statements of businesses acquired:  Not applicable.

(b)

Pro forma financial information:  Not applicable.

(c)

Exhibits:

Regulation

S-K Number

Document

      99.1

Press release dated March 22, 2004

Item 9.  Regulation FD Disclosure

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC VENTURES, INC.

March __, 2004

By:

/s/ William P. Dickie

William P. Dickie

Chief Financial Officer

Ballistic Ventures, Inc.

Suite 1302, 100 Adelaide Street West, Toronto, Ontario M5H 1S3, Canada,

tel 416 366-2856, fax 416 366-8179

For immediate release

Ballistic Ventures, Inc. files Form 10-QSB, completes private placement and announces new board appointment.

TORONTO, Canada April 6, 2004 - Ballistic Ventures, Inc. (Other OTC:BLTV.PK). Ballistic Ventures Inc., (the "Company"), recently filed with the Securities and Exchange Commission its Form 10-QSB for the period ended September 30, 2003. This filing now brings the Company current in all its required filing obligations as of this date.

Mr. William Dickie, Chief Financial Officer of the Company commented “The Company continues to progress its previously announced developments. Achieving current status on its regulatory filings represents a significant step forward in our plans.”

As part of its continued transition plan, Ballistic Ventures Inc., (the "Company"), has also completed the private placement of shares of its common stock. The offering was oversubscribed and 1,030,000 shares were sold for total gross proceeds of $515,000 and paid no commission. The placement was to institutional and other investors made pursuant to Rule 144A.  The use of proceeds is for general working capital purposes and to specifically further the Company’s intention to combine with River Capital Limited and to further its objective of being a holding company of companies in the reinsurance and related industries.

Mr. Dickie further commented “This placement is an important step forward in moving the Company into new business. Together with our continued efforts in a number of areas we feel confident that we can deliver on our aim of maximizing future shareholder value. As previously announced the Company has executed a letter of agreement with River Capital Limited, a company with headquarters in Bermuda, which has substantial contacts and experience in the reinsurance industry, whereby River Capital will be acquired by the Company”. The Company and River Capital are in the process of negotiating a definitive acquisition agreement.

The Company intends to seek to be quoted on the OTC BB as soon as possible. If the Company closes the acquisition of River Capital, the Company intends to change its name and corporate structure to reflect the acquisition.

As part of the Company’s business plan, and assuming the successful negotiation of an acquisition agreement, the Company's Bermuda operation through its acquisition of River Capital Limited will seek registration as a Class 3 Insurance Company with the Bermuda insurance regulators. Upon obtaining this authority the acquisition by the Company of River Capital would be completed and the Company's subsidiary shall commence operations as a provider of insurance and reinsurance products and services.

The Company is also pleased to announce the appointment to the Board of Directors of Howard J. Taylor. Mr. Taylor is CEO of River Capital Limited and brings extensive Investment Banking experience and relationships to the Company, which the Company believes will greatly aid the Company’s future development and growth.

Safe Harbor

Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, the ability to negotiate outstanding prior debts of acquired companies; properly identify acquisition partners; adequately perform due diligence; manage and integrate acquired businesses; react to quarterly fluctuations in results; raise working capital and secure other financing; respond to competition and rapidly changing technology; deal with market and stock price fluctuations; and other risks. These are and will be detailed, from time to time, in the Company's Securities and Exchange Commission filings, including Forms 10-KSB, 10-QSB and 8-K. Actual results may differ materially from management's expectations.

CONTACT: William P. Dickie, CFO, Ballistic Ventures, Inc.

+1(416) 366-2856